WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>            5
                     1,000

Period type                  3 mos
Fiscal year end              12/31/98
Period start                 01/01/98
Period end                   03/31/98
CasH                         25,954
Securities                   2,581
Receivables                  63,518
Allowances                   (1,051)
Inventory                    5,992
Current assets               106,137
PP&E                         78,775
Depreciation                 (44,468)
Total assets                 204,821
Current liabilities          68,586
Bonds                        0
Preferred mandatory          0
Preferred                    0
Common                       590
Other SE                     96,140
Total Liability and Equity   204,821
Sales                        102,724
Total Revenue                102,724
CGS                          75,569
Total costs                  75,569
Other expenses               21,668
Loss provision               0
Interest expense             (505)
Income pre tax               5,893
Income tax                   2,535
Income continuing            3,358
Discontinued                 0
Extraordinary                0
Changes                      0
Net income                   3,358
EPS basic                    .33
EPS diluted                  .31

